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                                                                    EXHIBIT 10.1

                          SOFTWARE LICENSE AGREEMENT
                                 APRIL 5, 2001

          This Agreement is made and entered into this 9th day of May 2001 by and between RDS Tasks of Ohio, Inc. (alternatively referred to herein as "Licensor" or "RDS") and Geoalert Incorporated (formerly, Moonlight R&D, Inc.) (herein, the "Licensee").

          Whereas:

          1. "Geoalert" is a system of collecting closing alerts for schools, businesses and other organizations and distributing these to telecom media such as television and radio broadcasting ("CAS");

          2. Geoalert has been operated on a system developed by The RoviSys Company ("RoviSys") who licenses the system to Geoalert and maintains custody of all Source Code;

          3. A new and updated system will be developed by the Licensor which will encompass (a) CAS and will develop (b) a new personal alert service, which will provide for individuals to call in to obtain the closing status of their organization (school, business, or other organization) or optionally be notified of the closing status electronically (these services will be categorized as Individual Alert Services or "IAS" for the purposes of this Agreement) and (c) a local sports score reporting service ("LSS"). The new system shall be the property of Licensor and shall be licensed to Licensee subject to the terms, provisions, agreements, covenants and conditions set forth herein (the "RDS System").

          4. The Geoalert database, present and future, is not subject to this Agreement. The database represents that data pertaining to system participants; that is, schools, businesses, media customers, other organizations, public customers, and so forth.

          Now, Therefore, in consideration of the mutual promises and covenants as set forth herein, and other valuable consideration, the receipt, adequacy, mutuality and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.        RDS Undertakings.

          (a)  The System.  Licensor shall promptly undertake to purchase the
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existing software from RoviSys provided for in a certain "Settlement Agreement and Release" among RoviSys. Moonlight R&D, Inc. and others dated on or about September 2000; provided, however, that RDS (i) shall use it's efforts to purchase the existing software from RoviSys at the best price reasonably attainable, (ii) has obtained the approval of Licensee to any purchase price for the existing software, (iii) is assured that it has acquired the existing software for its exclusive use, and free and clear of any liens, encumbrances, limitations or restrictions of any nature, (iv) is assured that no rights in or copies of the existing software have been retained by RoviSys or any other party and (v) is able to acquire the existing software not later than thirty (30) days from the date hereof.

          (b)  Joint Development Plan.  RDS and Licensee shall, upon the
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execution hereof, jointly undertake to develop, prepare and finalize the content of the RDS System and a budget for the development, testing and implementation of the RDS System, which shall set forth in reasonable detail the makeup and capabilities of the System and the costs thereof (the "Joint Development Plan"). RDS and Licensee shall use their good faith efforts to complete the Joint Development Plan not later than April 30, 2001.
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          (c)  RDS System.  RDS shall develop the RDS System substantially in
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accordance with the Joint Development Plan, and:

               (i) The RDS System shall be available for testing, review and acceptance by Licensee in accordance with the timing requirements set forth in the Joint Development Plan for introducing LSS and IAS for the 2001 - 2002 school season. Licensee shall provide acceptance (or rejection) of the RDS System as set forth in the Joint Development Plan. Licensee shall be required to accept the RDS System so long as it is substantially in compliance with the Joint Development Plan.

               (ii) RDS shall, within fifteen (15) days following receipt of Licensee's written acceptance of the RDS System, provide the RDS System to Licensee for Licensee's implementation and operation of the System. Upon acceptance and implementation of the RDS System, it shall be deemed "complete" for purposes of this Software License Agreement.

               (iii) Following acceptance of the RDS System pursuant to
                     subparagraph (i) above, RDS shall assist Licensee in the implementation and operation of the System which may from time to time during the term hereof be requested by Licensee.

The existing software and the RD System shall collectively be referred to herein as the "System".

2.        Licensee Undertakings.

          (a)  RoviSys.  Upon execution hereof, Licensee shall and does hereby
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assign its right in and to the existing software, including any right to purchase it, to RDS. Licensee shall pay to RoviSys such amount as has been approved by it for the purchase of the existing software.

          (b)  Joint Development Plan Assistance.  Licensee shall provide
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personnel to assist RDS in the preparation of the Joint Development Plan and shall provide its review and comments on such Plan on a timely basis.

          (c)  Hardware.  Licensee shall be responsible for and shall provide
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such computer hardware and publicly available software, and such other resources and facilities, as may be necessary to develop, test, implement, complete and operate the System including, but not limited to the requirements of the Joint Development Plan.

3. Grant of License. Licensor grants to Licensee a personal, nontransferable right to use the RDS System in accordance with the terms, provisions, agreements, covenants and conditions set forth herein. No rights are granted to modify, amend, change, adapt, improve, supplement, convey, transfer, assign, share, register or sublicense the System without the express written consent of Licensor. In any event, each improvement, modification, change, amendment, adaptation, supplementation or registration, whether or not approved by Licensor, shall be the sole and exclusive property of Licensor.

4. Term. The License granted herein to Licensee shall be for a period commencing upon the execution hereof and continuing for a period of one (1) year, unless earlier terminated in accordance with the premises hereof.
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5.        Payments and Compensation to RDS.

          (a)  Payments.  Licensee shall be required to make on a timely basis
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the following payments, without deduction or setoff (unless specifically authorized herein), to RDS:

               (i) Contemporaneous with the execution hereof, Licensee shall pay the amount of Twenty-Two Thousand Dollars ($22,000.00) as repayment of a loan (or loans) made during the period September, 2000 through March 16, 2001, interest free;

               (ii) Contemporaneous with the execution hereof, Licensee shall reimburse RDS for its costs incurred to date, i.e., Twenty-Three Thousand Dollars ($23,000.00), in connection with RDS's preparation of the Strategic IT Plan of December 2000, and other out-of-pocket costs;

               (iii) Upon acquisition of the existing software, Licensee shall reimburse RDS in an amount equal to the payment made by RDS to RoviSys to acquire the existing software, plus reasonable out-of-pocket expenses incurred by RDS in connection with such acquisition, or, alternatively, pay RoviSys such purchase price directly and reimburse RDS for its expenses;

               (iv) Commencing upon the execution hereof and in consideration of the development and completion of the RDS System, Licensee shall pay to and reimburse RDS for all of its out-of-pocket expenses incurred, directly or indirectly, in connection with the development of the System including, but not limited to: development and supervisory personnel; employee related costs; consultants; independent contractors; acquisition of licensed software to be used or incorporated into the RDS System; travel and away from home expenses of its personnel; supplies and tools; administrative expenses and overhead (the "RDS Costs") as generally outlined in the Joint Development Plan. RDS shall submit an invoice to Licensee at the end of each calendar month until acceptance of the RDS System setting forth the RDS Costs in such detail as Licensee may reasonably request, and Licensee shall pay such invoice amount not later than fifteen (30) days after each such submission;

               (v) When the RDS System is complete (as such term is defined herein), Licensee shall pay to RDS as a License Royalty an amount equal to two percent (2%) of its gross revenues derived from the provision of IAS. Such gross revenues shall be determined in accordance with generally accepted accounting principles ("GAAP") as applied in the United States and shall be payable on the fifteenth (15th) day of each calendar month following completion of the RDS System. A statement of gross revenues shall accompany each such payment in form reasonably acceptable to RDS. Revenue from corporate sponsors and annual fees from broadcast media customers are not a part of IAS gross revenue.

RDS shall have the right to inspect and audit the books and records of Licensee during normal business hours at the place where such books and records are maintained to determine that payment tendered to RDS pursuant to this Agreement have been made in accordance with the terms, provisions, agreements, covenants and conditions hereof. Further, for purposes hereof, Licensee shall mean Geoalert Incorporated, its parent, subsidiaries, brother and sister entities, affiliates, officers, directors, employees and persons and entities under control of any of the foregoing.
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          (b)  Support Compensation.  Should Licensee request or require the
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services and assistance of RDS in connection with (i) support and maintenance of the System, (ii) marketing of the System's services, or (iii) upgrade, amendments and improvements to the System, then each such request shall be subject to the mutual agreement of Licensee and RDS; provided, however, in the absence of such mutual agreement, Licensee shall pay RDS's Costs as defined above and in accordance with the procedures set forth in Subsection 5(a)(iv) hereof.

          (c)  Stock Options.  In addition to the foregoing, Licensee has
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granted to RDS options to purchase common stock of Licensee under terms and conditions set forth in a certain Stock Option Agreement executed, entered into and delivered contemporaneously herewith.

6. Conditions. RDS's and Licensee's obligations to perform their respective undertakings as set forth herein shall be conditioned upon:

               (i) Licensee having obtained funding in an amount not less than Five Hundred Thousand Dollars ($500,000.00) not later than April 15, 2001; and

               (ii) RDS is able to acquire the existing software in accordance with the requirements hereof not later than April 30, 2001.

RDS or Licensee may waive one or more of the foregoing conditions. No such waiver shall be effective, however, unless made in a writing which refers specifically to this Agreement and the subsection or portion thereof being waived. No such waiver shall constitute a waiver of any other term or provision of this Agreement.

7.        Default and Termination.

          (a) In the event of a breach of any of the obligations of the Licensee made hereunder, including the payment obligations of Section 5 hereof, which breach (or breaches) is not cured by Licensee within fifteen (15) days following the Licensor's written notice to Licensee of such breach, then Licensor may, at its option, terminate this Agreement and the rights of the Licensee granted hereunder by giving the Licensee thirty (30) days written notice. Such notice shall state breach by Licensee and shall specify the date upon which the Licensee's use of the System shall terminate. Upon Termination, Licensee shall cease use of the System and shall return all materials relating to the System to Licensor. In addition, Licensor shall have, and may pursue, all of its other remedies which exist pursuant to this Agreement or in law or equity.

          (b) When the RDS System is complete, Licensee shall have the right and option to purchase the System from the Licensor in exchange for the payment of One Dollar ($1.00). Licensee may exercise its right to purchase the System by giving Licensor written notice of its exercise of such right; whereupon Licensor
(i) shall convey, transfer and assign the System to Licensee by instrument reasonably acceptable to Licensor and (ii) shall deliver to Licensee the Source Code.
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8.        Miscellaneous Provisions.

          (a)  Governing Law.  This Software License Agreement shall be governed
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by and construed in accordance with the laws of the State of Ohio and jurisdiction for all purposes shall be vested in the Courts within the State of Ohio.

          (b)  Entire Agreement.  This Agreement represents the entire agreement
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between the parties hereto and supersedes all prior agreements, discussions, correspondence and representations of any nature, whether oral, written or otherwise, between the parties. For purposes hereof, this Software License Agreement includes the option granted to Licensor contemporaneously herewith.

          (c)  Exclusivity.  Both Licensor and Licensee agree that each will
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deal solely and exclusively with the other with respect to the System and the undertakings set forth herein. Licensor shall not use the System other than as set forth herein and Licensee shall not provide PAS, BAS, GAS, SSR or related services other than through the System and other than in accordance with the terms and provisions hereof.

          (d)  Notices.  Where notice is required to be given hereunder, it
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shall be sent either by (i) certified mail with return receipt requested, (ii)
overnight courier with receipt acknowledgment, (iii) facsimile with transmittal confirmation report or (iv) personal delivery to the following:

               Licensor:

                    RDS Tasks of Ohio, Inc.
                    14711 River Glen
                    Novelty, Ohio 44072
                    Facsimile: 440/338-1568
                    Attn: Robert D. Symonds

                    Licensee:

                    Geoalert Incorporated
                    343 W. Bagley Road
                    Berea, Ohio 44017
                    Facsimile: 440/260-7552
                    Attn: Michael Bachman

Notice shall be deemed received when the U.S. Postal Receipt for Certified Mail is signed by the recipient and returned to the sender, when acknowledgment of receipt is made to a recognized overnight courier service, when a transmittal confirmation report is received via facsimile by the sender or when personal delivery is made to either of the individuals above.

          (e)  Indemnification.  Each of the Licensor and Licensee shall
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indemnify, protect, defend and hold harmless to the other party for any breach of any term, provision, agreement, covenant or condition set forth herein. Licensee shall defend, indemnify, protect and hold harmless the Licensor, its owners, officers, directors, employees and representatives from any claim of any nature arising out of Licensee's provision of CAS, LSS, IAS and all related services and the operation of the System.
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          (f)  Assignment.  This Software License Agreement may not be assigned,
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transferred, conveyed, sublet or sublicensed without the prior written consent of the other party.

          (g)  Confidentiality.  The terms and provisions hereof shall be
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maintained as confidential as will be the design of the System.

          (h)  Authorization.  This Agreement is binding and enforceable against
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both the Licensor and Licensee and has been duly authorized by the Board of
Directors of each.

          This Software License Agreement has been made and entered into this 9th day of May, 2001.

                              LICENSOR:

                              RDS TASKS OF OHIO, INC.


                              By  /s/ Robert Symonds
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                                Robert D. Symonds, its President

                              LICENSEE:

                              GEOALERT INCORPORATED


                              By  /s/ Michael G. Bachmann
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                                President